Exhibit 99.1

Basanite Retains Construction Engineering Expert Fred Tingberg Jr. as Chief Technology Officer

POMPANO BEACH, FL / ACCESSWIRE / June 1, 2022 / Basanite Inc. (OTCQB: BASA) (“Basanite” or “the Company”), a manufacturer of environmentally friendly, high-performance composite construction materials made from basalt fiber and basalt fiber-reinforced polymer, announced that it has retained construction engineering expert Fred Tingberg Jr. as Chief Technology Officer.

Leveraging over 25 years of experience in the construction industry, Mr. Tingberg will take a leading role in advancing the Company’s product development, sales, facility and product certification programs, as well as ensuring the Company’s adherence to various government building codes and construction regulations.

Mr. Tingberg joined Basanite in December 2021 as a member of the Company’s Board of Directors and soon thereafter began taking an active role in assisting Basanite. To date, his efforts have facilitated Basanite’s securing of contracts and specifications such as Bahamian government approval of the Company’s basalt fiber-reinforced polymer in structural and seawall applications, and Broward County’s Utility Technical Review Committee approval for the use of Basanite products in local infrastructure reinforcement projects. Mr. Tingberg will also continue in his role as board member.

“From every aspect of our basalt manufacturing process, to advancements in construction and concrete composition, technology is a huge component of our business,” Basanite President and CEO Simon Kay said. “Fred’s high-level understanding of just how much manufacturing and engineering have changed in recent years makes him a trusted asset in consulting with our clients on how to best get their own jobs done. We are very grateful for his efforts to date and are excited to see him in action in this new role.”

Mr. Tingberg, an experienced materials engineer, has over 25 years of experience leading construction operations, capital planning, development and engineering management. A published technical author, he has developed and patented multiple construction-related products.

He also holds construction-related licenses in Florida, Arizona, Georgia, Louisiana, and South Carolina, and is a member of the North American Society for Trenchless Technology, American Water Works Association, American Public Works Association, Underground Construction Technology International and the National Association of Sewer Service Companies.

Mr. Tingberg earned his Bachelor of Science degree in materials engineering from Rensselaer Polytechnic Institute.

Mr. Tingberg will provide services to Basanite in a consulting capacity. Additional details regarding this arrangement will be made available in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Basanite

Basanite, Inc. (OTCQB: BASA), through its wholly owned subsidiary Basanite Industries, LLC, is a manufacturer and developer of a range of environmentally friendly, high-performance basalt fiber composite products used by the construction industry. Superior to traditional steel elements, Basanite's sustainable products are non-corrosive, lighter, stronger and longer lasting. For more information, please visit www.BasaniteIndustries.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements,” which are based on Company management’s current expectations and assumptions as of the date of this press release regarding the Company’s business and performance, its prospects, current factors, the economy, and other future conditions and forecasts of future events, circumstances, and results, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “feel,” "may," “plan,” "will," "expect," "anticipate," "estimate," "intend," “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release involve substantial risks and uncertainties that could cause future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. All forward-looking statements in this press release reflect Basanite’s current analysis of existing trends and information and represent Basanite’s judgment only as of the date of this press release. Actual results (including, without limitation, the actual results of Mr. Tingberg’ association with the Company) may differ materially from current expectations based on a number of factors, many of which are beyond the Company’s control. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company (including the risk of the Company continuing as a going concern), please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which was filed with the U.S. Securities and Exchange Commission on April 15, 2022, as well as the Company’s other filings with the Securities and Exchange Commission, all of which may be viewed at http://www.sec.gov.

Investor Contact
Mark Komonoski

Integrous Communications
Phone: 1-877-255-8483
Email: mkomonoski@integcom.us